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                                                                    Exhibit 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38080) of Agilent Technologies, Inc. of our report dated May 4, 2001 relating to the financial statements as of and for the period ended December 31, 2000 of Agilent Technologies Inc. Savings Accumulation Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
June 28, 2002